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                                                                    Exhibit 99.3


                                                    May 1, 1998

Golf One Industries, Inc.
2811 Airpark Drive
Santa Maria, CA  93455

                  Re: Consent to be Named a Nominee for Director

Dear Ladies and Gentlemen:

         The undersigned does hereby consent to being named as a nominee for the position of director of Golf One Industries, Inc., a Delaware corporation (the "Company"), in the Company's Registration Statement on Form SB-2 (the "Registration Statement"). I understand that the Registration Statement is being filed with the Securities and Exchange Commission in connection with the Company's initial public offering of Common Stock.

                                                     Sincerely,

                                                     /S/ Marc B. Player
                                                     ---------------------------
                                                     Marc B. Player